Exhibit 99.2

SIRVA, Inc.

Calculation of Return on Invested Capital

Return on invested capital is calculated by dividing earnings before interest less income taxes, excluding equity-based compensation expense and debt extinguishment costs associated with our 2003 initial public offering, for the preceding four quarters in the numerator by the 13-month rolling average invested capital in the denominator.  Invested capital is defined as total debt, less the mortgage warehouse and relocation financing facilities, plus equity.

Rolling 4-quarter earnings before interest and tax @ June 30, 2003 (1)	104,938
Rolling 4-quarter earnings before interest and tax @ June 30, 2004 (2)	141,586

Rolling 13-month average invested capital @ June 30, 2003	811,224
Rolling 13-month average invested capital @ June 30, 2004	909,921

(1) excludes $2,149 of equity-based compensation expense

(2) excludes $38,153 of debt extinguishment and $2,315 of equity-based compensation expense

Earnings before interest and tax @ June 30, 2003				104,938		Pre-Tax
Invested capital @ June 30, 2003				811,224	=	12.9%

Tax rate - rolling 4-quarter average:			Tax	Pre-Tax Income		Rate
Q1 2003 - Q2 2003			2,494	7,239		34.5%
Q3 2002 - Q4 2002			11,916	33,158		35.9%
Total			14,410	40,397		35.7%
						After-Tax
Pre-tax return of	12.9%	x	1 - Tax rate	64.3%		= 8.3%

Earnings before interest and tax @ June 30, 2004				141,586		Pre-Tax
Invested capital @ June 30, 2004				909,921	=	15.6%

Tax rate - rolling 4-quarter average:			Tax	Pre-Tax Income		Rate
Q1 2004 - Q2 2004			11,949	35,908		33.3%
Q3 2003 - Q4 2003			7,243	21,447		33.8%
Total			19,192	57,355		33.5%
						After-Tax
Pre-tax return of	15.6%	x	1 - Tax rate	66.5%		= 10.4%